Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of HTL Capital Ltd. of our report dated June 6, 2024, except for Note 16 which the date is November 12, 2024, relating to the consolidated financial statements of HTL Capital Ltd. and Subsidiaries as of and for the years ended December 31, 2023 and 2022, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 12, 2024